Exhibit 99.2

SUPPLEMENTAL FINANCIAL INFORMATION

BED BATH & BEYOND
The Container Store
TARGET
WHOLE FOODS

FIRST QUARTER 2013

RPAI®
Retail Properties of America, Inc.

First Quarter 2013 Supplemental financial information

. Earnings release i-viii . Financial summary Condensed Consolidated Balance Sheets 1 Condensed Consolidated Statements of Operations 2 Funds From Operations, Operating FFO and Additional Information 3 Supplemental Financial Statement Detail 4 Capitalization 5 Unsecured Credit Facility Covenants 6 Consolidated Debt Summary 7 . transaction summary Acquisitions and Dispositions 8 . Portfolio summary Property Overview 9 State/Regional Summary 10 Retail Operating Portfolio Occupancy 11 Top Retail Tenants12 Retail Leasing Activity Summary 13 Retail Lease Expirations 14 . unconsolidated Joint Venture summary Unconsolidated Joint Venture Combined Financial Statements 15-17 Unconsolidated Joint Venture Overview and Debt Summary 18 . Other information Non-GAAP Financial Measures and Reconciliations 19-23 2021 SPRING ROAD , SUITE 200 OAK BROOK, IL 60523 www. rpai.com Table of Contents

RETAIL PROPERTIES OF AMERICA, INC. REPORTS

FIRST QUARTER RESULTS

Oak Brook, IL – May 6, 2013 – Retail Properties of America, Inc. (NYSE: RPAI) today reported financial and operating results for the quarter ended March 31, 2013.

FINANCIAL RESULTS

For the quarter ended March 31, 2013, Retail Properties of America, Inc. reported:

▪                  Operating Funds From Operations (Operating FFO) of $52.0 million, or $0.23 per share, compared to $49.1 million, or $0.25 per share, for the same period in 2012;

▪                  Funds From Operations (FFO) of $43.2 million, or $0.19 per share, compared to $48.4 million, or $0.25 per share, for the same period in 2012;

▪                  Net loss attributable to common shareholders of $(4.2) million, or $(0.02) per share, compared to $(16.3) million, or $(0.08) per share, for the same period in 2012.

OPERATING RESULTS

For the quarter ended March 31, 2013, the Company’s results for its consolidated portfolio were as follows:

▪                  0.5% increase in total same store net operating income (NOI) over the comparable period in 2012, based on same store occupancy of 91.2% at March 31, 2013, up 100 basis points from 90.2% at March 31, 2012;

▪                  Total portfolio percent leased, including leases signed but not commenced: 92.7% at March 31, 2013, down 20 basis points from 92.9% at December 31, 2012 and up 130 basis points from 91.4% at March 31, 2012;

▪                  Retail portfolio percent leased, including leases signed but not commenced: 92.2% at March 31, 2013, down 20 basis points from 92.4% at December 31, 2012 and up 160 basis points from 90.6% at March 31, 2012;

▪                  906,000 square feet of retail leasing transactions comprised of 159 new and renewal leases, including the Company’s pro rata share of unconsolidated joint ventures; and,

▪                  Positive comparable cash leasing spreads, including the Company’s pro rata share of joint ventures, of 5.6%.

“We are pleased to report another strong quarter of operational and financial results, with economic occupancy up ten basis points since year end and our strongest quarter of new lease releasing spreads since we began reporting the metric last year,” stated Steve Grimes, president and chief executive officer. “In addition, we continue to execute on our strategic plan, with notable additional progress on both our portfolio repositioning and balance sheet initiatives.”

Retail Properties of America, Inc.

T: 800.541.7661
www.rpai.com	2021 Spring Road, Suite 200
Oak Brook, IL 60523

INVESTMENT ACTIVITY

Joint Venture Transactions

The Company has entered into an agreement to dissolve its joint venture arrangement with RioCan Real Estate Investment Trust (“RioCan”). Since 2010, the Company and RioCan have amassed a high quality portfolio of 13 properties in Texas that are owned on an 80/20 basis (80% owned by RioCan and 20% owned by the Company). Under the terms of the dissolution, the Company will convey its 20% managing interest in eight properties to RioCan. RioCan will, in turn, convey its 80% interest in the remaining five properties to the Company.

Highlights of the transaction are as follows:

•                  The Company will convey to RioCan its 20% ownership interest in eight properties. The properties have an agreed upon value, net of mark-to-market adjustment on financing, of $477.5 million, with the Company’s 20% interest valued at $95.5 million. RioCan will assume the joint venture’s $209.2 million of in-place mortgage financing on those properties at a weighted average interest rate of 3.7%;

•                  The Company will acquire RioCan’s 80% ownership interest in five properties. The properties have an agreed upon value, net of mark-to-market adjustment on financing, of $124.8 million, with RioCan’s 80% interest valued at $99.9 million. The Company will assume the joint venture’s $67.9 million of in-place mortgage financing on those properties at a weighted average interest rate of 4.8%;

•                  The Company will receive approximately $8.1 million of cash as well as a distribution of the Company’s share of working capital in the joint venture; and,

•                  The transaction is expected to close on October 1, 2013, subject to customary closing conditions.

Properties to be acquired by RPAI:

• Coppell Town Center, Dallas	• Southlake Corners, Dallas
• Cypress Mill, Houston	• Sawyer Heights, Houston
• New Forest Crossing, Houston

Properties to be acquired by RioCan:

• 1890 Ranch, Austin	• Great Southwest Crossing, Dallas
• Alamo Ranch, San Antonio	• Riverpark Phase I & II, Houston
• Bear Creek Shopping Center, Houston	• Southpark Meadows I & II, Austin
• Bird Creek Crossing, Temple	• Suntree Square, Dallas

“RioCan has been an outstanding partner and we are very proud of the portfolio we created together,” stated Shane Garrison, executive vice president, chief operating officer and chief investment officer. “This strategic transaction will allow us to continue to expand our wholly-owned footprint in the Dallas and Houston markets. The acquired properties are consistent with our philosophy of buying high quality assets in markets with strong, long-term retail demand attributes, and where we can recognize operating efficiencies through the benefit of our scope and scale in the market.”

Property Transactions

In addition, during the quarter, asset dispositions totaled $40.2 million, including the Company’s pro rata share of joint ventures. Sales included an office asset for $17.2 million, three non-strategic retail assets for $11.0 million, a vacant land parcel for $7.6 million, and $4.4 million from earnouts. Net proceeds from asset sales, including earnouts, before transaction expenses, were $31.9 million.

CAPITAL MARKETS ACTIVITY

Unsecured Credit Facility

The Company has received fully executed loan commitments to amend and restate its existing credit facility. The amended and restated facility is expected to increase the capacity to $1.0 billion from $650.0 million and be comprised of a $450.0 million unsecured term loan and a $550.0 million unsecured revolver. The facility will include an accordion feature that provides for $1.45 billion of potential total capacity. The outstanding balance on the facility will bear interest at an annual rate equal to LIBOR plus a range of 145 to 205 basis points, depending on the Company’s leverage ratio, compared to a range of 175 to 250 basis points on the existing credit facility.

The maturity dates will be extended to 2018 for the unsecured term loan and 2017 for the unsecured revolver. The Company will have the option to extend the maturity on the unsecured revolver for one additional year to 2018, which it may exercise, subject to certain conditions, and the payment of an extension fee.

Wells Fargo Securities, LLC and KeyBanc Capital Markets Inc. are serving as lead arrangers under the facility. The final terms and completion of the amended and restated facility remain subject to the negotiation and execution of final documentation.

At-The-Market Equity Program

On March 7, 2013, the Company established an at-the-market equity program (“ATM”) under which it may sell shares of its Class A common stock, having an aggregate offering price of up to $200 million, from time to time through Deutsche Bank Securities Inc., Citigroup Global Markets Inc. and Jefferies LLC, as sales agents. During the quarter, the Company issued an aggregate of approximately 56,000 shares of common stock at an average share price of $14.94, generating net proceeds of approximately $0.7 million. Subsequent to quarter end, the Company issued approximately 640,000 shares of common stock at an average share price of $14.90, generating net proceeds of approximately $9.4 million.

Class B-2 Common Stock Conversion

On April 5, 2013, each share of Class B-2 common stock automatically converted into one share of Class A common stock. The Class B-3 shares of common stock are set to automatically convert on October 7, 2013.

“As we continue our investment grade migration and position the company for growth, we are pleased to now have access to a variety of sources of capital. The new credit facility, along with the ATM, will help us accomplish our strategic objectives. Further, we are pleased by the continued strong support of our bank group,” stated Angela Aman, executive vice president and chief financial officer.

BALANCE SHEET ACTIVITY

As of March 31, 2013, the Company had $2.5 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 6.7x, or a net debt and preferred stock to adjusted EBITDA ratio of 7.1x, down from 8.3x as of March 31, 2012. Consolidated indebtedness, as of March 31, 2013, had a weighted average contractual interest rate of 5.48% and a weighted average maturity of 4.7 years.

On February 1, 2013, the Company repaid outstanding borrowings under two mezzanine loans, scheduled to mature on December 1, 2019, with outstanding principal balances as of December 31, 2012 of $85.0 million and $40.0 million and fixed interest rates of 12.24% and 14.00%, respectively. As a result, the Company incurred a 5% prepayment fee. Further, the Company repaid two mortgage loans, during the quarter, for $41.0 million, with a weighted average interest rate of 5.53%.

GUIDANCE

The Company has updated its 2013 guidance, as detailed below:

	Previous Guidance	Updated Guidance
Operating FFO per share:	$0.88 - $0.92	$0.88 - $0.92
FFO per share:	$0.82 - $0.86	$0.83 - $0.87
Net income attributable to common shareholders per share:	$0.02 - $0.06	$0.11 - $0.15
Same-store NOI growth:	2.0% - 2.5%	2.0% - 2.5%
Disposition Activity:	$400 - $450 million	$400 - $500 million
Acquisition Activity:	$100 - $200 million	$100 - $200 million

DIVIDEND

On April 30, 2013, the Company’s Board of Directors declared the second quarter 2013 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning April 1, 2013, which will be paid on July 1, 2013, to preferred shareholders of record on June 20, 2013.

On April 30, 2013, the Company’s Board of Directors also declared the second quarter 2013 quarterly cash dividend of $0.165625 per share on all classes of outstanding common stock of RPAI. The common dividend will be paid on July 10, 2013, to common shareholders of record on June 28, 2013.

WEBCAST AND SUPPLEMENTAL INFORMATION

Retail Properties of America’s management team will hold a webcast, on Tuesday, May 7, 2013 at 11:00 AM EDT, to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online on the Company’s website at www.rpai.com in the Investor Relations section. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. Please dial in at least ten minutes prior to the start of the call to register.

A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM EDT on May 7, 2013, until midnight EDT on May 21, 2013. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and enter pin number 412246.

The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.

ABOUT RPAI

Retail Properties of America, Inc. is a fully integrated, self-administered and self-managed real estate investment trust that owns and operates high quality, strategically located shopping centers across 35 states. The Company is one of the largest owners and operators of shopping centers in the United States. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.

SAFE HARBOR LANGUAGE

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby.  These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s

v

operations and business environment.  Such risks and uncertainties could cause actual results to differ materially from those projected.  These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, satisfaction of closing conditions to the pending transactions described herein, the Company’s failure to successfully execute its non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Form 10-K filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

The Company also reports Operating FFO, which is defined as FFO excluding the impact to earnings from the early extinguishment of debt and other items as denoted within the calculation. Management considers Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which management does not consider representative of the operating results of the Company’s core business platform. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, and “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

The Company also reports same store NOI.  The Company defines NOI as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Same store NOI represents NOI from the Company’s same store portfolio consisting of 239 operating properties acquired or placed in service prior to January 1, 2012, except for the one operating property that was classified as held for sale as of March 31, 2013, which is accounted for as discontinued operations. In addition, University Square, the property for which the Company has ceased making the monthly debt service payment and for which the Company has attempted to negotiate with the lender, is excluded, due to the uncertainty of the timing of transfer of ownership of this property. Management believes that NOI and same store NOI are useful measures of the Company’s operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company’s NOI may not be comparable to other REITs. Management believes that NOI and same store NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income attributable to common shareholders. Management uses NOI and same store NOI to evaluate the Company’s performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on the Company’s operating results. However, these measures should only be used as an alternative measure of the Company’s financial performance.

Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Management believes that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare the Company’s performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. The Company’s calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA represents (i) total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. Net Debt and Preferred Stock to Adjusted EBITDA represents (i) total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior 3 months, annualized. The Company believes that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, and total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to the Company’s performance as measured using Adjusted EBITDA.

CONTACT INFORMATION

Michael Fitzmaurice, Vice President

Retail Properties of America, Inc.

630.634.4233

Retail Properties of America, Inc.

FFO and Operating FFO Guidance (a)

	Per Share Guidance Range
	Full Year 2013
	Low	High

Net income attributable to common shareholders	$0.11	$0.15
Depreciation and amortization	0.97	0.97
Provision for impairment of investment properties	-	-
Gain on sales of investment properties	(0.25)	(0.25)
FFO	$0.83	$0.87

Impact on earnings from the early extinguishment of debt, net	0.04	0.04
Joint venture investment impairment	0.01	0.01
Other	-	-
Operating FFO	$0.88	$0.92

(a)  Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

Retail Properties of America, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands, except par value amounts)

(unaudited)

	March 31,	December 31,
	2013	2012
Assets
Investment properties:
Land	$1,207,032	$1,209,523
Building and other improvements	4,693,296	4,703,859
Developments in progress	49,672	49,496
	5,950,000	5,962,878
Less accumulated depreciation	(1,315,681)	(1,275,787)
Net investment properties	4,634,319	4,687,091

Cash and cash equivalents	67,446	138,069
Investment in unconsolidated joint ventures	54,947	56,872
Accounts and notes receivable (net of allowances of $7,643 and $6,452, respectively)	75,410	85,431
Acquired lease intangibles, net	116,610	125,706
Assets associated with investment properties held for sale	6,414	8,922
Other assets, net	130,464	135,336
Total assets	$5,085,610	$5,237,427

Liabilities and Equity
Liabilities:
Mortgages and notes payable, net (includes unamortized discount of $(1,364) and $(1,492), respectively)	$2,040,543	$2,212,089
Credit facility	465,000	380,000
Accounts payable and accrued expenses	62,091	73,983
Distributions payable	40,843	38,200
Acquired below market lease intangibles, net	73,517	74,648
Liabilities associated with investment properties held for sale	17	60
Other liabilities	69,345	82,694
Total liabilities	2,751,356	2,861,674

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at March 31, 2013 and December 31, 2012; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 133,711 and 133,606 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	133	133
Class B-2 common stock, $0.001 par value, 55,000 shares authorized, 48,518 shares issued and outstanding at March 31, 2013 and December 31, 2012	49	49
Class B-3 common stock, $0.001 par value, 55,000 shares authorized, 48,519 shares issued and outstanding at March 31, 2013 and December 31, 2012	49	49
Additional paid-in capital	4,836,128	4,835,370
Accumulated distributions in excess of earnings	(2,502,816)	(2,460,093)
Accumulated other comprehensive loss	(788)	(1,254)
Total shareholders’ equity	2,332,760	2,374,259
Noncontrolling interests	1,494	1,494
Total equity	2,334,254	2,375,753
Total liabilities and equity	$5,085,610	$5,237,427

1st Quarter 2013 Supplemental Information	1

Retail Properties of America, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental income	$113,017	$112,322
Tenant recovery income	24,903	27,826
Other property income	2,546	2,738
Total revenues	140,466	142,886

Expenses:
Property operating expenses	24,052	24,429
Real estate taxes	18,453	19,140
Depreciation and amortization	54,406	54,281
Loss on lease terminations	211	3,686
General and administrative expenses	8,055	4,921
Total expenses	105,177	106,457

Operating income	35,289	36,429

Gain on extinguishment of debt	-	3,879
Equity in loss of unconsolidated joint ventures, net	(401)	(2,318)
Interest expense	(47,127)	(51,102)
Co-venture obligation expense	-	(2,903)
Other income (expense), net	1,076	(2,660)
Loss from continuing operations	(11,163)	(18,675)

Discontinued operations:
Income, net	110	793
Gain on sales of investment properties	1,914	915
Income from discontinued operations	2,024	1,708
Gain on sales of investment properties	7,259	679
Net loss	(1,880)	(16,288)
Net loss attributable to the Company	(1,880)	(16,288)
Preferred stock dividends	(2,362)	-
Net loss attributable to common shareholders	$(4,242)	$(16,288)

(Loss) earnings per common share - basic and diluted
Continuing operations	$(0.03)	$(0.09)
Discontinued operations	0.01	0.01
Net loss per common share attributable to common shareholders	$(0.02)	$(0.08)

Weighted average number of common shares outstanding - basic and diluted	230,611	194,119

1st Quarter 2013 Supplemental Information	2

Retail Properties of America, Inc.

Funds From Operations (FFO), Operating FFO and Additional Information

(amounts in thousands, except per share amounts and percentages)

(unaudited)

FFO and Operating FFO (a) (b)

	Three Months Ended March 31,
	2013	2012

Net loss attributable to common shareholders	$(4,242)	$(16,288)
Depreciation and amortization	57,373	65,225
Provision for impairment of investment properties	224	1,055
Gain on sales of investment properties	(10,150)	(1,594)
FFO	$43,205	$48,398

FFO per common share outstanding	$0.19	$0.25

FFO	$43,205	$48,398
Impact on earnings from the early extinguishment of debt, net	7,333	(3,849)
Joint venture investment impairment	1,700	-
Excise tax accrual	-	4,594
Other	(200)	-
Operating FFO	$52,038	$49,143

Operating FFO per common share outstanding	$0.23	$0.25

Weighted average number of common shares outstanding	230,611	194,119

Dividends declared per common share	$0.165625	$0.165625

Additional Information (b)
Operating property maintenance capital expenditures (c)	$3,475	$2,076
Operating property lease-related expenditures (d)	$11,312	$11,162
Straight-line rental income, net	$(585)	$398
Amortization of above and below market lease intangibles and lease inducements (e)	$299	$489
Straight-line ground rent expense	$907	$916

(a)	Refer to page 19 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(c)	Consists of payments for building and site improvements.

(d)	Consists of payments for tenant improvements, lease commissions and lease inducements.

(e)

Amortization of above and below market lease intangibles and lease inducements in the table above includes the write-off of tenant-related above and below market lease intangibles and lease inducements that are presented within “Loss on lease terminations”. For the three months ended March 31, 2013 and 2012, the balances were $(157) and $4, respectively.

1st Quarter 2013 Supplemental Information	3

Retail Properties of America, Inc.

Supplemental Financial Statement Detail

(amounts in thousands)

(unaudited)

Supplemental Balance Sheet Detail	March 31,	December 31,
	2013	2012
Accounts and Notes Receivable
Accounts receivable (net of allowances of $6,107 and $5,514, respectively)	$22,845	$32,143
Straight-line receivables (net of allowances of $1,236 and $638, respectively)	52,565	53,288
Notes receivable (net of allowances of $300)	-	-
Total	$75,410	$85,431

Other Assets, net
Deferred costs, net	$47,715	$50,550
Restricted cash and escrows	60,674	63,539
Other assets, net	22,075	21,247
Total	$130,464	$135,336

Other Liabilities
Unearned income	$12,662	$25,791
Straight-line ground rent liability	33,498	32,591
Fair value of derivatives	2,311	2,783
Other liabilities	20,874	21,529
Total	$69,345	$82,694

Developments in Progress
Active developments	$3,291	$3,154
Property available for future development	46,381	46,342
Total	$49,672	$49,496

Supplemental Statements of Operations Detail
	Three Months Ended March 31,
	2013	2012
Rental Income
Base rent	$111,284	$109,444
Percentage and specialty rent	2,212	2,032
Straight-line rent	(664)	335
Amortization of above and below market lease intangibles and lease inducements	185	511
Total	$113,017	$112,322

Other Property Income
Lease termination income	$639	$606
Other property income	1,907	2,132
Total	$2,546	$2,738

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease intangibles	$352	$3,686
Write-off of tenant-related above & below market lease intangibles and lease inducements	(141)	-
Total	$211	$3,686

Bad Debt Expense	$623	$208

Straight-line Ground Rent Expense	$907	$916

Management Fee Income from Joint Ventures (a)	$812	$771

Capitalized Interest	$-	$-

Net Operating Income (NOI)

Same Store NOI (b)
Rental income	$112,031	$110,226
Tenant recovery income	24,582	27,248
Other property income	2,485	2,661
Property operating expenses	(22,382)	(23,149)
Real estate taxes	(17,613)	(18,376)
Same Store NOI (c)	$99,103	$98,610
NOI from Other Investment Properties (b) (d)	$244	$777
Total NOI (b)	$99,347	$99,387

Combined NOI (b) (e)	$102,687	$102,624

Combined NOI from Discontinued Operations (b) (e)	$337	$9,112

(a)	Amounts are included in “Other income (expense), net” in the condensed consolidated statements of operations.

(b)	Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

(c)

Same Store NOI includes NOI of $38 and net operating loss (NOL) of $(165) for the three months ended March  31, 2013 and 2012, respectively, from the two former Mervyns properties that were not sold or classified as held for sale as of March 31, 2013.

(d)

NOI from Other Investment Properties includes NOL of $(458) and $(37) for the three months ended March 31, 2013 and 2012, respectively, from University Square, the property securing the $26,865 mortgage that had matured in 2010, and which remains outstanding as of March 31, 2013. We have accrued $8,053 and $7,396 of interest as of March 31, 2013 and December 31, 2012, respectively, which is included in “Accounts payable and accrued expenses” in the condensed consolidated balance sheets.

(e)	Combined data and ratios include our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

1st Quarter 2013 Supplemental Information	4

Retail Properties of America, Inc.

Capitalization

(amounts in thousands, except ratios)

Capitalization Data

	March 31,	December 31,
	2013	2012
Equity Capitalization
Common stock shares outstanding	230,748	230,643
Common share price	$14.80	$11.97
	3,415,070	2,760,797
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,550,070	$2,895,797

Debt Capitalization
Fixed rate mortgages	$2,031,488	$2,078,162
Variable rate mortgages	10,419	10,419
Discount, net of accumulated amortization	(1,364)	(1,492)
Total mortgage debt, net	2,040,543	2,087,089

Notes payable	-	125,000
Credit facility	465,000	380,000
Total consolidated debt capitalization	2,505,543	2,592,089

Pro rata share of our investment property unconsolidated joint ventures’ total debt	95,005	103,540
Premium, net of accumulated amortization	450	2,138
Discount, net of accumulated amortization	(190)	(199)
Total mortgage debt, net	95,265	105,479

Combined debt capitalization	2,600,808	2,697,568

Total capitalization at end of period	$6,150,878	$5,593,365

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	March 31,		December 31,
	2013		2012

Total consolidated debt	$2,505,543		$2,592,089
Less: consolidated cash and cash equivalents	(67,446)		(138,069)
Net debt	2,438,097		2,454,020
Adjusted EBITDA (a) (b)	363,560		371,624
Net Debt to Adjusted EBITDA	6.7	x	6.6	x
Net Debt and Preferred Stock to Adjusted EBITDA	7.1	x	7.0	x

Net debt	2,438,097		2,454,020
Add: pro rata share of our investment property unconsolidated joint ventures’ total debt	95,265		105,479
Less: pro rata share of our investment property unconsolidated joint ventures’ cash and cash equivalents	(2,456)		(3,308)
Combined net debt	2,530,906		2,556,191
Combined Adjusted EBITDA (a) (b)	368,976		386,264
Combined Net Debt to Combined Adjusted EBITDA	6.9	x	6.6	x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	7.2	x	7.0	x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

1st Quarter 2013 Supplemental Information	5

Retail Properties of America, Inc.

Unsecured Credit Facility Covenants (a)

(amounts in thousands, except percentages and ratios)

			March 31,
	Covenant		2013

Leverage ratio	< 60%	(b) (c)	45.52%

Fixed charge coverage ratio	> 1.50x		1.87x

Secured indebtedness as a percentage of Total Asset Value	< 52.50%	(c) (d)	35.70%

Guaranteed and recourse indebtedness	< $100,000		$16,418

Unencumbered asset pool covenants:

Leverage ratio	< 60%	(c)	27.99%

Debt service coverage	> 1.50x	(e)	3.36x

(a)

For a complete listing of all covenants related to our unsecured credit facility as well as covenant definitions, refer to the Second Amended and Restated Credit Agreement filed as Exhibit 10.4 to Amendment No. 5 of our Form S-11, dated March 9, 2012.

(b)	This ratio may be increased once to 62.5% for two consecutive quarters, if necessary.

(c)	Based upon a capitalization rate of 7.5%.

(d)

This ratio will be decreased to 50% on the date of issuance of our financial statements for the quarter ending March 31, 2013 and further reduced to 45% on the date of issuance of our financial statements for the quarter ending March 31, 2014.

(e)	This ratio is based on implied coverage assuming a debt constant.

1st Quarter 2013 Supplemental Information	6

Retail Properties of America, Inc.

Consolidated Debt Summary as of March 31, 2013

(dollar amounts in thousands)

	Balance	Weighted Average (WA) Contractual Interest Rate		WA Years to Maturity
Fixed rate:
Mortgages payable (a)	$1,546,016	5.79%		4.8 years
IW JV mortgages payable	485,472	7.50%		6.7 years
	2,031,488	6.20%		5.2 years
Variable rate:
Construction loan	10,419	2.50%		1.6 years

Total mortgages payable	2,041,907	6.18%		5.2 years

Unsecured credit facility:
Fixed rate term loan (b)	300,000	2.54%		2.9 years
Variable rate revolving line of credit	165,000	2.25%		1.9 years
Total unsecured credit facility	465,000	2.44%		2.5 years

Total consolidated indebtedness	$2,506,907	5.48%	(c)	4.7 years

Consolidated Debt Maturity Schedule as of March 31, 2013

Year	Fixed Rate	Variable Rate	Total (a)	% of Total	WA Rates on Total Debt

2013	$204,853	$-	$204,853	8.2%	5.77%
2014	177,826	10,419	188,245	7.5%	6.93%
2015	451,961	165,000	616,961	24.6%	4.86%
2016	337,823	-	337,823	13.5%	2.95%
2017	285,617	-	285,617	11.4%	5.73%
2018	12,368	-	12,368	0.5%	6.94%
2019	514,808	-	514,808	20.5%	7.50%
2020	22,403	-	22,403	0.9%	7.56%
2021	3,327	-	3,327	0.1%	4.92%
2022	178,885	-	178,885	7.1%	4.86%
Thereafter	141,617	-	141,617	5.7%	4.45%
Total	$2,331,488	$175,419	$2,506,907	100.0%	5.48%	(c)

(a)

Balance does not include mortgage discount of $1,364, net of accumulated amortization, that was outstanding as of March 31, 2013. Balance includes the University Square mortgage of $26,865, which is included in the 2013 row in the Consolidated Debt Maturity Schedule.

(b)

In July 2012, we entered into a $300,000 interest rate swap transaction to fix the variable rate portion of our term loan to a fixed rate of 0.54% from July 31, 2012 through February 24, 2016, the maturity date of the unsecured term loan. The margin on the unsecured term loan is based on a leverage grid and ranges from 1.75% to 2.50%. The applicable margin was 2.00% as of March 31, 2013.

(c)

Interest rates presented exclude the impact of discount amortization, capitalized loan fee amortization and the increase in contractual interest rates for the mortgage where we have triggered the hyper-amortization provision of the loan agreement. As of March 31, 2013, our overall weighted average interest rate for consolidated debt including the impact of discount amortization, loan fee amortization and the higher hyper-amortization interest rate was 5.83%.

1st Quarter 2013 Supplemental Information	7

Retail Properties of America, Inc.

Acquisitions and Dispositions for the Three Months Ended March 31, 2013

(amounts in thousands, except square footage amounts)

Acquisitions:

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture (a)	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt Incurred	GLA	Purchase Price	Mortgage Debt Incurred
None		n/a	n/a	-	$-	$-	-	$-	$-

Dispositions:

				Gross (at 100%)			Pro Rata Share
Property Name	Disposition Date	Joint Venture (a)	Property Type	GLA	Consideration	Mortgage Debt Extinguished	GLA	Consideration	Mortgage Debt Extinguished
Consolidated
Mervyns - Ridgecrest	January 16, 2013	n/a	Single-user retail	59,000	$500	$-	59,000	$500	$-
Mervyns - Highland	January 16, 2013	n/a	Single-user retail	80,500	2,133	-	80,500	2,133	-
American Express - DePere	January 25, 2013	n/a	Single-user office	132,300	17,233	-	132,300	17,233	-
Other (b)	Various	n/a	Various	46,700	11,864	-	46,700	11,864	-
				318,500	$31,730	$-	318,500	$31,730	$-

Unconsolidated
Parker, CO	March 27, 2013	Hampton	Multi-tenant retail	51,700	$8,800	$8,670	49,600	$8,439	$8,315

(a)	As of March 31, 2013, we held 20.0%, 20.0% and 95.9% ownership interests in our RioCan, MS Inland and Hampton unconsolidated joint ventures, respectively.

(b)	Includes proceeds from earnouts and the sale of a parcel at one operating property.

1st Quarter 2013 Supplemental Information	8

Retail Properties of America, Inc.

Property Overview as of March 31, 2013

(dollar amounts and square footage in thousands)

Consolidated Operating Properties at 100%:

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	82	10,515	32.2%	91.1%	92.7%	$136,004	32.1%	$14.20
East	67	8,568	26.2%	92.8%	94.2%	104,039	24.5%	13.08
West (b)	31	6,549	20.0%	85.7%	89.9%	84,553	19.9%	15.07
South	50	7,039	21.6%	89.1%	91.2%	99,551	23.5%	15.87
Total - Retail	230	32,671	100.0%	90.0%	92.2%	424,147	100.0%	14.42

Other:
Office	9	1,765		100.0%	100.0%	21,637		12.26
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total Other	11	2,052		100.0%	100.0%	23,247		11.33

Total Consolidated Operating Portfolio	241	34,723		90.6%	92.7%	$447,394		$14.22

Unconsolidated Operating Properties at 100%:

Property Type/Region	RPAI Ownership %	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	20.0%	1	221	5.1%	99.4%	99.4%	$4,495	6.8%	$20.47
East	20.0%	3	538	12.3%	83.2%	84.7%	6,575	10.0%	14.69
West	95.9%	1	45	1.0%	100.0%	100.0%	445	0.7%	9.89
South	20.0%	16	3,565	81.6%	95.3%	95.5%	54,399	82.5%	16.02
Total - Retail		21	4,369	100.0%	94.0%	94.4%	$65,914	100.0%	$16.04

Total Pro Rata Operating Portfolio (c):

Property Type/Region	Number of Properties	GLA	% of Total GLA (a)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (a)	ABR Per Occupied Sq. Ft.
Retail:
North	83	10,559	31.4%	91.1%	92.7%	$136,903	31.3%	$14.22
East	70	8,676	25.8%	92.7%	94.1%	105,354	24.1%	13.10
West (b)	32	6,592	19.7%	85.8%	90.0%	84,980	19.4%	15.03
South	66	7,752	23.1%	89.7%	91.6%	110,431	25.2%	15.89
Total - Retail	251	33,579	100.0%	90.2%	92.3%	437,668	100.0%	14.46

Other:
Office	9	1,765		100.0%	100.0%	21,637		12.26
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total Other	11	2,052		100.0%	100.0%	23,247		11.33

Total Pro Rata Share	262	35,631		90.7%	92.7%	$460,915		$14.26

(a)	Percentages are only provided for our retail operating portfolio.

(b)	Excludes one single-user retail property classified as held for sale as of March 31, 2013.

(c)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

1st Quarter 2013 Supplemental Information	9

Retail Properties of America, Inc.

State/Regional Summary as of March 31, 2013

(dollar amounts and square footage in thousands)

Total Pro Rata Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR Per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.3%	92.4%	98.0%	$7,253	1.7%	$17.49
Indiana	4	653	1.9%	91.7%	92.8%	5,544	1.3%	9.26
Maine	2	423	1.3%	95.4%	95.4%	4,108	0.9%	10.18
Maryland	8	2,299	6.9%	92.2%	95.1%	32,833	7.5%	15.48
Massachusetts	5	1,184	3.5%	88.6%	94.2%	12,034	2.7%	11.47
Michigan	2	467	1.4%	95.2%	95.2%	8,287	1.9%	18.64
New Jersey	3	449	1.3%	92.4%	92.4%	4,700	1.1%	11.33
New York	32	1,552	4.6%	97.8%	97.9%	24,802	5.7%	16.34
Ohio	6	990	2.9%	74.2%	74.2%	9,562	2.2%	13.03
Pennsylvania	12	1,335	4.0%	93.9%	93.9%	16,594	3.8%	13.23
Rhode Island	3	271	0.8%	87.1%	87.1%	3,455	0.7%	14.62
Vermont	1	487	1.5%	89.5%	89.7%	7,731	1.8%	17.76
Subtotal - North	83	10,559	31.4%	91.1%	92.7%	136,903	31.3%	14.22

East
Alabama	6	372	1.1%	95.1%	95.1%	4,658	1.1%	13.19
Florida	14	1,596	4.8%	89.6%	94.1%	20,358	4.7%	14.23
Georgia	14	1,857	5.5%	93.2%	94.0%	20,340	4.6%	11.75
Illinois	7	990	2.9%	94.4%	95.1%	16,131	3.7%	17.26
Missouri	5	812	2.4%	85.1%	85.1%	7,894	1.8%	11.43
North Carolina	3	681	2.0%	99.7%	99.7%	7,350	1.7%	10.83
South Carolina	12	1,270	3.8%	93.7%	95.3%	13,955	3.2%	11.72
Tennessee	7	712	2.1%	93.8%	93.8%	7,503	1.7%	11.24
Virginia	2	386	1.2%	95.3%	96.6%	7,165	1.6%	19.46
Subtotal - East	70	8,676	25.8%	92.7%	94.1%	105,354	24.1%	13.10

West
Arizona	4	772	2.3%	85.1%	91.8%	10,269	2.3%	15.64
California (c)	10	1,412	4.2%	87.3%	94.4%	22,753	5.1%	18.47
Colorado	3	522	1.6%	90.1%	91.6%	5,107	1.2%	10.86
Iowa	1	134	0.4%	94.0%	94.0%	1,577	0.4%	12.50
Kansas	1	237	0.7%	100.0%	100.0%	2,321	0.5%	9.81
Montana	1	162	0.5%	87.7%	100.0%	1,631	0.4%	11.49
Nevada	3	614	1.8%	75.9%	81.4%	8,302	1.9%	17.81
New Mexico	1	224	0.7%	95.2%	97.9%	3,308	0.8%	15.50
Utah	2	717	2.1%	80.7%	86.0%	10,107	2.3%	17.48
Washington	4	1,376	4.1%	84.2%	84.4%	14,962	3.4%	12.92
Wisconsin	2	422	1.3%	88.5%	92.6%	4,643	1.1%	12.42
Subtotal - West	32	6,592	19.7%	85.8%	90.0%	84,980	19.4%	15.03

South
Louisiana	3	311	0.9%	100.0%	100.0%	3,891	0.9%	12.50
Oklahoma	6	164	0.5%	100.0%	100.0%	2,357	0.5%	14.40
Texas	57	7,277	21.7%	89.0%	91.0%	104,183	23.8%	16.09
Subtotal - South	66	7,752	23.1%	89.7%	91.6%	110,431	25.2%	15.89

Total - Pro Rata Retail	251	33,579	100.0%	90.2%	92.3%	437,668	100.0%	14.46

Other
Office	9	1,765		100.0%	100.0%	21,637		12.26
Industrial	2	287		100.0%	100.0%	1,610		5.61
Total - Pro Rata Other	11	2,052		100.0%	100.0%	23,247		11.33

Total Pro Rata Operating Portfolio	262	35,631		90.7%	92.7%	$460,915		$14.26

(a)	Includes our consolidated operating properties plus our pro rata share of unconsolidated operating properties.

(b)	Percentages are only provided for our retail operating portfolio.

(c)	Excludes one single-user retail property classified as held for sale as of March 31, 2013.

1st Quarter 2013 Supplemental Information	10

Retail Properties of America, Inc.

Retail Operating Portfolio Occupancy Breakdown as of March 31, 2013

(square footage amounts in thousands)

Consolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	82	10,515	91.1%	6,451	95.2%	1,900	93.7%	956	81.2%	1,208	73.2%
East	67	8,568	92.8%	4,637	97.9%	1,611	96.6%	768	89.7%	1,552	75.4%
West (a)	31	6,549	85.7%	3,452	90.5%	1,284	85.9%	704	75.5%	1,109	76.9%
South	50	7,039	89.1%	3,053	95.3%	1,387	88.5%	981	86.6%	1,618	79.5%
Total - Consolidated at 100%	230	32,671	90.0%	17,593	95.0%	6,182	91.7%	3,409	83.5%	5,487	76.4%

Total - % Leased including Signed	230	32,671	92.2%	17,593	96.6%	6,182	95.3%	3,409	86.4%	5,487	78.3%

Unconsolidated Retail Operating Properties at 100%:

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	1	221	99.4%	73	100.0%	128	100.0%	6	100.0%	14	90.1%
East	3	538	83.2%	274	82.1%	116	100.0%	46	73.4%	102	71.7%
West	1	45	100.0%	28	100.0%	14	100.0%	-	0.0%	3	100.0%
South	16	3,565	95.3%	1,761	100.0%	457	100.0%	484	84.7%	863	89.0%
Total - Unconsolidated at 100%	21	4,369	94.0%	2,136	97.7%	715	100.0%	536	83.9%	982	87.3%

Total - % Leased including Signed	21	4,369	94.4%	2,136	97.7%	715	100.0%	536	83.9%	982	88.9%

Total Pro Rata Retail Operating Portfolio (b):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	83	10,559	91.1%	6,466	95.2%	1,926	93.7%	957	81.2%	1,210	73.3%
East	70	8,676	92.7%	4,692	97.7%	1,634	96.7%	777	89.5%	1,573	75.4%
West (a)	32	6,592	85.8%	3,479	90.6%	1,297	86.0%	704	75.5%	1,112	76.9%
South	66	7,752	89.7%	3,405	95.8%	1,479	89.2%	1,078	86.4%	1,790	80.4%
Total - Pro Rata Share	251	33,579	90.2%	18,042	95.1%	6,336	91.9%	3,516	83.5%	5,685	76.8%

Total - % Leased including Signed	251	33,579	92.3%	18,042	96.6%	6,336	95.4%	3,516	86.3%	5,685	78.7%

(a)	Excludes one single-user retail property classified as held for sale as of March 31, 2013.

(b)	Includes our consolidated retail operating portfolio plus our pro rata share of unconsolidated retail operating portfolio.

1st Quarter 2013 Supplemental Information	11

Retail Properties of America, Inc.

Top Retail Tenants as of March 31, 2013

(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio, including our pro rata share of unconsolidated joint ventures, based on ABR as of March 31, 2013. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.
Best Buy Co., Inc.	Best Buy, Best Buy Mobile, Pacific Sales	31	1,069	3.5%	$14,677	3.4%	$13.73

Ahold USA, Inc.	Giant Foods, Stop & Shop	11	661	2.2%	13,063	3.0%	19.76

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	48	1,266	4.2%	12,120	2.8%	9.57

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus Inc.	35	851	2.8%	11,166	2.6%	13.12

Ross Stores, Inc.		41	1,060	3.5%	10,683	2.4%	10.08

Rite Aid Corporation		35	425	1.4%	10,417	2.4%	24.51

PetSmart, Inc.		40	703	2.3%	9,912	2.3%	14.10

The Home Depot, Inc.		9	1,097	3.6%	9,207	2.1%	8.39

The Sports Authority, Inc.		17	690	2.3%	8,059	1.8%	11.68

Michaels Stores, Inc.		30	611	2.0%	7,171	1.6%	11.74

Pier 1 Imports, Inc.		38	378	1.2%	7,017	1.6%	18.56

Publix Super Markets Inc.		15	637	2.1%	6,750	1.5%	10.60

Edwards Theaters, Inc.		2	219	0.7%	6,558	1.5%	29.95

Dicks Sporting Goods, Inc.	Dick’s Sporting Goods, Golf Galaxy	12	518	1.7%	6,441	1.5%	12.43

Wal-Mart Stores, Inc.	Wal-Mart, Sam’s Club	7	963	3.2%	6,315	1.4%	6.56

Kohl’s Corporation		10	849	2.8%	5,826	1.3%	6.86

Office Depot, Inc.		21	420	1.4%	5,561	1.3%	13.24

Ascena Retail Group Inc.	Catherine’s, Dress Barn, Fashion Bug, Justice, Lane Bryant, Maurices	57	279	0.9%	5,363	1.2%	19.22

AB Acquisition LLC	Acme, Jewel-Osco, Shaw’s Supermarkets	5	312	1.0%	4,763	1.1%	15.27

Staples, Inc.		18	342	1.1%	4,687	1.1%	13.70
Total Top Retail Tenants		482	13,350	43.9%	$165,756	37.9%	$12.42

1st Quarter 2013 Supplemental Information	12

Retail Properties of America, Inc.

Retail Leasing Activity Summary

(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of March 31, 2013 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Improvements PSF
Q1 2013	159	906	$15.15	$14.35	5.57%	5.25	$7.62
Q4 2012	178	1,094	$16.86	$15.98	5.51%	6.70	$15.93
Q3 2012	166	1,023	$16.94	$16.00	5.88%	5.54	$7.70
Q2 2012	174	727	$18.59	$17.70	5.03%	6.00	$10.31
Total - 12 months	677	3,750	$16.68	$15.80	5.57%	5.91	$10.58

Comparable Renewal Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q1 2013	119	762	$14.62	$13.93	4.95%	4.79	$3.20
Q4 2012	111	686	$16.18	$15.02	7.72%	5.76	$2.24
Q3 2012	113	737	$16.42	$15.64	4.99%	4.65	$0.90
Q2 2012	101	345	$18.79	$18.02	4.27%	4.18	$1.02
Total - 12 months	444	2,530	$16.13	$15.28	5.56%	4.91	$1.97

Comparable New Leases

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q1 2013	16	37	$26.00	$22.98	13.14%	6.69	$18.04
Q4 2012	24	91	$22.07	$23.26	(5.12%)	7.61	$25.37
Q3 2012	19	83	$21.59	$19.16	12.68%	7.85	$29.88
Q2 2012	17	106	$17.93	$16.68	7.49%	8.51	$32.85
Total - 12 months	76	317	$21.02	$19.95	5.36%	7.80	$28.20

Non-Comparable New and Renewal Leases (b)

	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Improvements PSF
Q1 2013	24	107	$15.40	n/a	n/a	7.52	$35.46
Q4 2012	43	317	$15.69	n/a	n/a	8.44	$42.87
Q3 2012	34	203	$13.91	n/a	n/a	7.92	$23.36
Q2 2012	56	276	$14.57	n/a	n/a	7.74	$13.22
Total - 12 months	157	903	$14.91	n/a	n/a	8.01	$28.54

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)

Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

1st Quarter 2013 Supplemental Information	13

Retail Properties of America, Inc.

Retail Lease Expirations as of March 31, 2013

(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of March 31, 2013, of lease expirations scheduled to occur during the remainder of 2013 and each of the ten calendar years from 2014 to 2023 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio including our pro rata share of unconsolidated joint ventures. The following tables are based on leases commenced as of March 31, 2013. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp.
2013	356	1,176	3.8%	3.5%	$21,741	5.0%	$18.49	$21,771	$18.51
2014	722	3,764	12.5%	11.2%	60,726	13.9%	16.13	60,892	16.18
2015	525	3,312	10.9%	9.9%	48,382	11.1%	14.61	49,060	14.81
2016	419	2,793	9.2%	8.3%	45,441	10.4%	16.27	46,542	16.66
2017	462	2,850	9.4%	8.5%	44,049	10.1%	15.46	45,530	15.98
2018	316	2,466	8.2%	7.3%	38,369	8.7%	15.56	40,431	16.40
2019	149	2,085	7.0%	6.3%	29,067	6.6%	13.94	30,640	14.70
2020	111	2,091	6.9%	6.2%	24,294	5.6%	11.62	25,913	12.39
2021	106	1,667	5.5%	4.9%	24,182	5.5%	14.51	26,458	15.87
2022	116	2,180	7.2%	6.5%	27,024	6.1%	12.40	28,725	13.18
Thereafter	220	5,670	18.7%	16.9%	70,609	16.1%	12.45	76,344	13.46
Month to month	83	221	0.7%	0.7%	3,784	0.9%	17.12	3,784	17.12
Leased Total	3,585	30,275	100.0%	90.2%	$437,668	100.0%	$14.46	$456,090	$15.06

Leases signed but not commenced	93	714	-	2.1%	$11,660	-	$16.33	$13,242	$18.55
Available		2,590	-	7.7%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Anchor

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp.
2013	19	404	1.3%	1.2%	$4,449	1.0%	$11.01	$4,449	$11.01
2014	101	2,199	7.3%	6.5%	25,775	5.9%	11.72	25,715	11.69
2015	101	2,271	7.5%	6.8%	25,375	5.8%	11.17	25,539	11.25
2016	74	1,919	6.3%	5.7%	24,764	5.7%	12.90	25,091	13.08
2017	69	1,882	6.2%	5.6%	20,509	4.7%	10.90	20,670	10.98
2018	77	1,782	5.9%	5.3%	22,096	5.0%	12.40	22,776	12.78
2019	66	1,834	6.1%	5.5%	23,162	5.3%	12.63	24,228	13.21
2020	54	1,877	6.2%	5.6%	19,146	4.4%	10.20	20,174	10.75
2021	42	1,424	4.7%	4.2%	19,283	4.4%	13.54	20,717	14.55
2022	54	1,973	6.5%	5.9%	22,062	5.0%	11.18	22,996	11.66
Thereafter	129	5,341	17.6%	15.9%	62,312	14.2%	11.67	66,201	12.39
Month to month	5	62	0.2%	0.2%	661	0.2%	10.66	661	10.66
Leased Total	791	22,968	75.8%	68.4%	$269,594	61.6%	$11.74	$279,217	$12.16

Leases signed but not commenced	21	506	-	1.5%	$6,393	-	$12.63	$7,327	$14.48
Available		904	-	2.7%

Non-Anchor

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR Per Occupied Sq. Ft. at Exp.
2013	337	772	2.5%	2.3%	$17,292	4.0%	$22.40	$17,322	$22.44
2014	621	1,565	5.2%	4.7%	34,951	8.0%	22.33	35,177	22.48
2015	424	1,041	3.4%	3.1%	23,007	5.3%	22.10	23,521	22.59
2016	345	874	2.9%	2.6%	20,677	4.7%	23.66	21,451	24.54
2017	393	968	3.2%	2.9%	23,540	5.4%	24.32	24,860	25.68
2018	239	684	2.3%	2.0%	16,273	3.7%	23.79	17,655	25.81
2019	83	251	0.9%	0.8%	5,905	1.3%	23.53	6,412	25.55
2020	57	214	0.7%	0.6%	5,148	1.2%	24.06	5,739	26.82
2021	64	243	0.8%	0.7%	4,899	1.1%	20.16	5,741	23.63
2022	62	207	0.7%	0.6%	4,962	1.1%	23.97	5,729	27.68
Thereafter	91	329	1.1%	1.0%	8,297	1.9%	25.22	10,143	30.83
Month to month	78	159	0.5%	0.5%	3,123	0.7%	19.64	3,123	19.64
Leased Total	2,794	7,307	24.2%	21.8%	$168,074	38.4%	$23.00	$176,873	$24.21

Leases signed but not commenced	72	208	-	0.6%	$5,267	-	$25.32	$5,915	$28.44
Available		1,686	-	5.0%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

1st Quarter 2013 Supplemental Information	14

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Balance Sheets (a)

	March 31,	December 31,
	2013	2012

Real estate assets	$709,535	$719,416
Less: accumulated depreciation	(69,063)	(66,127)
Real estate, net	640,472	653,289

Cash and cash equivalents	12,206	16,376
Receivables, net	7,923	11,350
Acquired lease intangibles, net	120,097	127,565
Other assets, net	11,780	16,289
Total assets	$792,478	$824,869

Mortgage debt (includes unamortized premium of $1,107 and $2,976, respectively, and unamortized discount of $(949) and $(994), respectively)	$459,922	$471,123
Accounts payable and accrued expenses	6,389	15,976
Acquired below market lease intangibles, net	13,963	14,669
Other liabilities	20,676	27,710
Total liabilities	500,950	529,478

Total equity	291,528	295,391
Total liabilities and equity	$792,478	$824,869

RPAI Pro Rata Unconsolidated Joint Venture Combined Balance Sheets (b)

	March 31,	December 31,
	2013	2012

Real estate assets	$145,202	$154,757
Less: accumulated depreciation	(13,812)	(14,961)
Real estate, net	131,390	139,796

Cash and cash equivalents	2,456	3,308
Receivables, net	1,654	2,580
Acquired lease intangibles, net	24,019	25,513
Other assets, net	2,877	3,891
Total assets	$162,396	$175,088

Mortgage debt (includes unamortized premium of $450 and $2,138, respectively, and unamortized discount of $(190) and $(199), respectively)	$95,265	$105,479
Accounts payable and accrued expenses	1,361	3,412
Acquired below market lease intangibles, net	2,792	2,934
Other liabilities	4,146	5,553
Total liabilities	103,564	117,378

Total equity	58,832	57,710
Total liabilities and equity	$162,396	$175,088

(a)	Represents combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Represents our pro rata share of the combined balance sheets of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

1st Quarter 2013 Supplemental Information	15

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

Total Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended March 31,
	2013	2012

Rental income	$16,753	$16,047
Tenant recovery income	5,331	5,421
Other property income	146	142
Total revenues	22,230	21,610

Property operating expenses	3,026	2,887
Real estate taxes	3,829	3,718
Depreciation and amortization	11,555	12,471
Provision for impairment of investment properties	234	-
Loss on lease terminations	554	854
General and administrative expenses	182	538
Other operating expenses	-	842
Total expenses	19,380	21,310

Operating income	2,850	300

Interest expense, net	(3,549)	(5,274)
Other (expense) income, net	(2)	25
Loss from continuing operations	(701)	(4,949)

Discontinued operations:
Income (loss), net	175	(1,854)
Gain on sales of investment properties	1,019	2,444
Income from discontinued operations	1,194	590

Net income (loss)	$493	$(4,359)

Funds From Operations (FFO) (b)
Net income (loss)	$493	$(4,359)
Depreciation and amortization	12,275	13,665
Provision for impairment of investment properties	234	1,457
Gain on sales of investment properties	(1,019)	(2,444)
FFO	$11,983	$8,319

(a)	Represents combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures.

(b)	Refer to page 19 for definition of FFO.

1st Quarter 2013 Supplemental Information	16

Retail Properties of America, Inc.

Unconsolidated Joint Venture Combined Financial Statements

(amounts in thousands)

RPAI Pro Rata Unconsolidated Joint Venture Combined Statements of Operations (a)

	Three Months Ended March 31,
	2013	2012

Rental income	$3,436	$3,355
Tenant recovery income	1,093	1,120
Other property income	29	28
Total revenues	4,558	4,503

Property operating expenses	401	410
Real estate taxes	769	773
Depreciation and amortization	2,354	2,582
Provision for impairment of investment properties	224	-
Loss on lease terminations	111	171
General and administrative expenses	37	113
Total expenses	3,896	4,049

Operating income	662	454

Interest expense, net	449	(1,050)
Other expense, net	-	(5)
Income (loss) from continuing operations	1,111	(601)

Discontinued operations:
Income (loss), net	123	(1,529)
Gain on sales of investment properties	977	-
Income (loss) from discontinued operations	1,100	(1,529)

Net income (loss)	$2,211	$(2,130)
RPAI ownership adjustments (b)	(2,612)	(188)
Net loss attributable to RPAI’s ownership interests	$(401)	$(2,318)

Funds From Operations (FFO) (c)
Net loss attributable to RPAI’s ownership interests	$(401)	$(2,318)
Depreciation and amortization	2,556	2,880
Provision for impairment of investment properties	224	1,055
Gain on sales of investment properties	(977)	-
FFO	$1,402	$1,617

(a)

Represents our pro rata share of the combined statements of operations of our RioCan, MS Inland and Hampton unconsolidated joint ventures, net of intercompany eliminations and GAAP adjustments for a real estate transaction between joint ventures due to our continuing involvement in the property.

(b)

Represents adjustments to reflect RPAI’s investment basis and other unconsolidated joint venture activity, inclusive of a $1,700 investment-level impairment charge recorded during the three months ended March 31, 2013 to the carrying value of our Hampton investment, outside basis amortization and activity of our captive insurance plan.

(c)	Refer to page 19 for definition of FFO.

1st Quarter 2013 Supplemental Information	17

Retail Properties of America, Inc.

Unconsolidated Joint Venture Overview and Debt Summary as of March 31, 2013

(dollar amounts and square footage in thousands)

Unconsolidated Joint Venture Overview

				At 100%			Pro Rata Share
	Ownership	Number of
Joint Venture	Interest	Properties		GLA	ABR	Debt (a)	GLA	ABR	Debt (b)

MS Inland	20.0%	6		1,195	$20,201	$143,223	239	$4,040	$28,645
Hampton	95.9%	1		45	445	4,021	43	427	3,856
RioCan	20.0%	14	(c)	3,129	45,268	312,520	626	9,054	62,504
		21		4,369	$65,914	$459,764	908	$13,521	$95,005

Unconsolidated Joint Venture Debt Summary

	At 100%			Pro Rata Share
	Debt (a)	WA Interest Rate	WA Years to Maturity	Debt (b)	WA Interest Rate	WA Years to Maturity
Fixed rate:
Mortgages payable	$351,393	4.90%	4.8 years	$70,279	4.90%	4.8 years
Construction loans	4,021	6.15%	1.4 years	3,856	6.15%	1.4 years
	355,414	4.91%	4.8 years	74,135	4.97%	4.6 years
Variable rate:
Mortgages payable	104,350	2.55%	1.7 years	20,870	2.55%	1.7 years
Total	$459,764	4.38%	4.1 years	$95,005	4.43%	4.0 years

Total Unconsolidated Joint Venture Debt Maturity Schedule as of March 31, 2013

Year	Fixed Rate	Variable Rate	Total (a)	% of Total	WA Rates on Total Debt

2013	$36,326	$-	$36,326	7.9%	5.75%
2014	6,574	104,350	110,924	24.1%	2.74%
2015	82,005	-	82,005	17.9%	5.47%
2016	31,748	-	31,748	6.9%	3.68%
2017	46,575	-	46,575	10.1%	4.44%
2018	58,257	-	58,257	12.7%	4.54%
2019	873	-	873	0.2%	4.85%
Thereafter	93,056	-	93,056	20.2%	4.93%
Total	$355,414	$104,350	$459,764	100.0%	4.38%

RPAI Pro Rata Unconsolidated Joint Venture Debt Maturity Schedule as of March 31, 2013

Year	Fixed Rate	Variable Rate	Total (b)	% of Total	WA Rates on Total Debt

2013	$7,266	$-	$7,266	7.6%	5.75%
2014	4,367	20,870	25,237	26.6%	3.15%
2015	16,401	-	16,401	17.3%	5.47%
2016	6,350	-	6,350	6.7%	3.68%
2017	9,315	-	9,315	9.8%	4.44%
2018	11,651	-	11,651	12.2%	4.54%
2019	175	-	175	0.2%	4.85%
Thereafter	18,610	-	18,610	19.6%	4.93%
Total	$74,135	$20,870	$95,005	100.0%	4.43%

(a)	Does not include any premium or discount, of which $1,107 and $(949), net of accumulated amortization, respectively, is outstanding as of March 31, 2013.

(b)	Does not include our pro rata share of premium or discount, of which $450 and $(190), net of accumulated amortization, respectively, is outstanding as of March 31, 2013.

(c)

Within our Q1 2013 Earnings Release, the anticipated RioCan transaction refers to a portfolio of 13 properties. The difference in property count as compared to the table above is due to the aggregation of two phases of one property which we have historically categorized as two separate properties.

1st Quarter 2013 Supplemental Information	18

Retail Properties of America, Inc.

Non-GAAP Financial Measures and Other Definitions

Occupancy

Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.

Percent Leased Including Signed

Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.

Funds From Operations (FFO)

As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds from Operations (FFO) means net (loss) income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable investment properties, plus depreciation and amortization and impairment charges on depreciable investment properties, including amounts from continuing and discontinued operations as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.

Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations, encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.

Operating FFO

Operating FFO is defined as FFO excluding the impact on earnings from the early extinguishment of debt and other items as denoted within the calculation. We consider Operating FFO a meaningful, additional measure of operating performance primarily because it excludes the effects of transactions and other events which we do not consider representative of the operating results of our core business platform. Operating FFO does not represent an alternative to “Net Income” as an indicator of our performance, nor an alternative to “Cash Flows from Operating Activities” as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.

Net Operating Income (NOI) and Combined NOI

We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income, other property income, excluding straight-line rental income, amortization of lease inducements and amortization of acquired above and below market lease intangibles) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense and straight-line bad debt expense). Combined NOI represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, excluding discontinued operations associated with those ventures. We believe that NOI and Combined NOI are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income attributable to common shareholders. We use NOI and Combined NOI to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations

Same Store NOI represents NOI from our same store portfolio consisting of 239 operating properties acquired or placed in service prior to January 1, 2012, except for the one operating property that was classified as held for sale as of March 31, 2013, which is accounted for as discountinued operations. NOI from Other Investment Properties represents NOI primarily from our development properties, one former development property that was not operational for both periods presented and University Square, the property for which we have ceased making the monthly debt service payment and for which we have attempted to negotiate with and made offers to the lender (however, no assurance can be provided that negotiations will result in a favorable outcome), due to the uncertainty of the timing of transfer of ownership of this property. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. Combined NOI from Discontinued Operations represents NOI from discontinued operations plus our pro rata share of NOI from discontinued operations from our investment property unconsolidated joint ventures. We believe that Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from GAAP operating income or net (loss) income attributable to common shareholders. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

1st Quarter 2013 Supplemental Information	19

Retail Properties of America, Inc.

Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA

Adjusted EBITDA represents net income (loss) attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.

Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA

Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA

Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures’ total debt less our pro rata share of these joint ventures’ cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

1st Quarter 2013 Supplemental Information	20

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss Attributable to Common Shareholders to NOI

	Three Months Ended March 31,
	2013	2012
Revenues:
Same store investment properties (239 properties):
Rental income	$112,031	$110,226
Tenant recovery income	24,582	27,248
Other property income	2,485	2,661
Other investment properties:
Rental income	1,465	1,250
Tenant recovery income	321	578
Other property income	61	77
Expenses:
Same store investment properties (239 properties):
Property operating expenses	(22,382)	(23,149)
Real estate taxes	(17,613)	(18,376)
Other investment properties:
Property operating expenses	(763)	(364)
Real estate taxes	(840)	(764)

Net operating income:
Same store investment properties	99,103	98,610
Other investment properties	244	777
Total net operating income	99,347	99,387

Other (expense) income:
Straight-line rental income, net	(664)	335
Amortization of acquired above and below market lease intangibles, net	265	523
Amortization of lease inducements	(80)	(12)
Straight-line ground rent expense	(907)	(916)
Depreciation and amortization	(54,406)	(54,281)
Loss on lease terminations	(211)	(3,686)
General and administrative expenses	(8,055)	(4,921)
Gain on extinguishment of debt	-	3,879
Equity in loss of unconsolidated joint ventures, net	(401)	(2,318)
Interest expense	(47,127)	(51,102)
Co-venture obligation expense	-	(2,903)
Other income (expense), net	1,076	(2,660)
Total other expense	(110,510)	(118,062)

Loss from continuing operations	(11,163)	(18,675)

Discontinued operations:
Income, net	110	793
Gain on sales of investment properties	1,914	915
Income from discontinued operations	2,024	1,708
Gain on sales of investment properties	7,259	679
Net loss	(1,880)	(16,288)
Net loss attributable to the Company	(1,880)	(16,288)
Preferred stock dividends	(2,362)	-
Net loss attributable to common shareholders	$(4,242)	$(16,288)

Net operating income:
Consolidated NOI	$99,347	$99,387
Pro rata share of investment property unconsolidated joint ventures NOI (a)	3,340	3,237
Combined NOI	$102,687	$102,624

(a)	Amounts shown net of intercompany eliminations.

1st Quarter 2013 Supplemental Information	21

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Net Loss Attributable to Common Shareholders to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	March 31, 2013	December 31, 2012

Net loss attributable to common shareholders	$(4,242)	$13,854
Preferred stock dividends	2,362	263
Interest expense	47,127	43,190
Interest expense (discontinued operations)	-	1,654
Depreciation and amortization	54,406	54,279
Depreciation and amortization (discontinued operations)	58	1,137
Gain on sales of investment properties	(7,259)	(1,191)
Gain on sales of investment properties, net (discontinued operations)	(1,914)	(13,623)
Loss on lease terminations (a)	352	458
Provision for impairment of investment properties (discontinued operations)	-	2,352
Recognized gain on marketable securities	-	(9,467)
Adjusted EBITDA	$90,890	$92,906
Annualized	$363,560	$371,624

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	(449)	937
Depreciation and amortization	2,438	2,559
Gain on sales of investment properties	(977)	-
Loss on lease terminations (a)	127	104
Provision for impairment of investment properties	224	87
Amortization of basis	(9)	(27)
Combined Adjusted EBITDA	$92,244	$96,566
Annualized	$368,976	$386,264

Reconciliation of Operating Income from Discontinued Operations to NOI from Discontinued Operations

	Three Months Ended March 31,
	2013	2012
Revenues:
Rental income	$205	$9,869
Tenant recovery income	31	635
Other property income	6	30
Expenses:
Property operating expenses	(180)	(657)
Real estate taxes	70	(817)
Net operating income from discontinued operations	132	9,060

Other (expense) income:
Straight-line rental income	-	19
Amortization of acquired above and below market lease intangibles, net	-	23
Amortization of lease inducements	(14)	(28)
Depreciation and amortization	(58)	(4,340)
Loss on lease terminations	-	(38)
Interest expense	-	(3,903)
Other income, net	50	-
Total other expense	(22)	(8,267)

Operating income from discontinued operations	$110	$793

NOI from discontinued operations
Consolidated	$132	$9,060
Pro rata share of investment property unconsolidated joint ventures (b)	205	52
Combined NOI from discontinued operations	$337	$9,112

(a)

Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in “Loss on lease terminations” in the condensed consolidated statements of operations.

(b)	Amounts shown net of intercompany eliminations.

1st Quarter 2013 Supplemental Information	22

Retail Properties of America, Inc.

Reconciliation of Non-GAAP Financial Measures

(amounts in thousands)

Reconciliation of Pro Rata Share of Net Income (Loss) to NOI from Investment Property Unconsolidated Joint Ventures

	Three Months Ended March 31,
	2013	2012
Revenues:
Same store investment properties (21 properties):
Rental income	$3,388	$3,272
Tenant recovery income	1,093	1,120
Other property income	29	28
Discontinued operations properties:
Rental income	188	172
Tenant recovery income	69	28
Expenses:
Same store investment properties (21 properties):
Property operating expenses	(401)	(410)
Real estate taxes	(769)	(773)
Discontinued operations properties:
Property operating expenses	(23)	(85)
Real estate taxes	(29)	(63)

Net operating income:
Same store investment properties	3,340	3,237
Discontinued operations properties	205	52
Total net operating income	3,545	3,289

Other (expense) income from continuing operations:
Straight-line rental income, net	77	95
Amortization of acquired above and below market lease intangibles, net	(19)	(11)
Amortization of lease inducements	(10)	(1)
Depreciation and amortization	(2,354)	(2,582)
Provision for impairment of investment properties	(224)	-
Loss on lease terminations	(111)	(171)
General and administrative expenses	(37)	(113)
Interest expense, net	449	(1,050)
Other expense, net	-	(5)
Total other expense	(2,229)	(3,838)

Other expense from discontinued operations, net	(82)	(1,581)

Gain on sales of investment properties, net	977	-

Net income (loss)	$2,211	$(2,130)

1st Quarter 2013 Supplemental Information	23